UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)          January 15, 2016

Park Electrochemical Corp.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631)465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) On January 15, 2016, Park Electrochemical Corp. (the “Company”) entered into a three-year revolving credit facility agreement with HSBC Bank USA, National Association. This credit facility agreement provides for loans of up to $75 million to the Company and letters of credit up to $2 million for the account of the Company and, subject to the terms and conditions of the agreement, an interest rate on the outstanding loan balance of LIBOR plus 1.15%. Other interest rate options are available to the Company under the credit agreement. This credit facility agreement replaces the credit facility agreement that the Company entered into with PNC Bank, National Association in February 2014. The Company is borrowing the entire $75 million available under the new credit facility with HSBC Bank and using such amount together with $9 million of its own funds to prepay the Company’s outstanding $84 million principal amount bank loan from PNC Bank, and the Company is terminating its credit facility agreement with PNC Bank.

The Company issued a news release on January 19, 2016, filed as Exhibit 99.1 to this Report, announcing the revolving credit agreement with HSBC Bank USA.

Item 1.02.	Termination of a Material Definitive Agreement.

(a) The information set forth in Item 1.01(a) of this Report is incorporated by reference in this Item 1.02(a).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01(a) of this Report is incorporated by reference in this Item 2.03(a).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated January 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: January 22, 2016	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number Exhibit	Description	Page
99.1	News Release dated January 19, 2016	5